Exhibit 10.24(f)

FIFTH AMENDMENT

TO REAL ESTATE BROKERAGE FRANCHISE AGREEMENT

This Fifth Amendment to Real Estate Brokerage Franchise Agreement (“Fifth Amendment”) is made and entered into as of December 27, 2007 (the “Effective Date”), by and between Prudential Real Estate Affiliates, Inc., a Delaware corporation (“Franchisor”), and Watermark Realty, Inc., a Delaware corporation, doing business in the State of Florida as Prudential Florida WCI Realty (“Franchisee”), with reference to the following facts:

A.        Franchisor and Franchisee are parties to  that certain  Real  Estate  Brokerage Franchise Agreement, a Second Amendment to Real Estate Brokerage Franchise Agreement and Renewal Amendment to Real Estate Brokerage Franchise Agreement, each dated March 4, 2004, as well as various subsequent amendments and addenda (the foregoing agreements, as amended, are referred to collectively herein as the “Franchise Agreement”).  Capitalized terms not defined herein are used as defined in the Franchise Agreement.

B.        Franchisor and Franchisee wish to modify certain provisions of the Franchise Agreement and agree as to certain other modifications to the Franchise Agreement and to other matters as set forth below.

NOW, THEREFORE, in consideration of the above recitals, and for other valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Franchisor and Franchisee agree as follows:

AGREEMENT

1.         Continuing Royalty.  Notwithstanding anything to the contrary set forth in that certain Third Amendment to Real Estate Brokerage Franchise Agreement (the “Third Amendment”), executed and made effective by Franchisor and Franchisee as of June 14, 2005, Franchisor hereby agrees that should Franchisor grant to any franchisee in the System with comparable or smaller-size Gross Revenues which results in such franchisee paying an cumulative Continuing Royalty rate less than the Continuing Royalty rate set forth in paragraph 1 of the Third Amendment, then in such event, Franchisor agrees, automatically and without demand by Franchisee, to adjust the overall effective Continuing Royalty rate payable by Franchisee to match such lower effective Continuing Royalty rate for so long as such lower effective Continuing Royalty rate is applicable.  As used herein, the phrase “Continuing Royalty rate” means only the actual contractual Continuing Royalty rate and does not include conversion assistance, royalty fee waivers or credits or similar concessions granted by Franchisor. Upon the request of Franchisee, but no more than once in any Anniversary Year, Franchisor shall certify to Franchisee that the cumulative Continuing Royalty rate utilized by Franchisor in such calculation is the equal to the lowest cumulative Continuing Royalty rate charged by Franchisor to any franchisee in its Network with comparable or smaller-size Gross Revenues.  Such certification shall be made by the Chairman or President of Franchisor.  In addition, such certification shall notify Franchisee of any modifications to Franchisee’s Continuing Royalty rate schedule necessary as of the date of the certification to comply with the provisions of this paragraph 1 of this Fifth Amendment.  Should Franchisor fail to provide a certification as requested,  such failure shall not be a material breach of the New Franchise Agreement, but Franchisor shall provide such certificate to Franchisee within ten (10) business days following a written demand therefor.  The foregoing paragraph is intended to supersede in its entirety the existing paragraph 2 of the Third Amendment.

2.         Confidentiality. Franchisee acknowledges that Franchisor is willing to enter into this Fifth Amendment subject to the condition that Franchisee maintains the confidentiality of this Fifth Amendment as set forth in this paragraph.  Franchisee agrees that it will maintain the confidentiality of this Fifth Amendment and will not permit the terms hereof or the content of discussions between Franchisee and Franchisor or their representatives related hereto to be disclosed to any parties other than the parties hereto and Franchisee’s officers, shareholders, attorneys and accountants.  Franchisee further agrees that it shall cause any party to which it discloses such information to maintain the confidentiality of such information and not to disclose such information to any parties other than those to whom Franchisee is permitted to make disclosures under this paragraph.  The restrictions of this paragraph shall not apply to information which is now in the public domain, or which later enters the public domain, through no action by Franchisee in violation of these confidentiality provisions.  Franchisor acknowledges that this paragraph shall not prohibit Franchisee from making disclosures required by law.  Franchisee agrees however, that prior to making such disclosure it shall provide Franchisor with prompt notice of such requirement and shall cooperate with Franchisor in seeking a protective order waiving such disclosure and obtaining reliable assurance that confidential treatment will be accorded to any confidential information disclosed.

3.         Entire Agreement.  The Franchise Agreement, as amended by this Fifth Amendment, constitutes the entire agreement between the parties hereto with respect to the matters set forth herein and therein; all other understandings or representations, whether oral or written, having been incorporated herein and therein, are otherwise superseded.  The parties agree that the terms and conditions of this Fifth Amendment supersede inconsistent terms of the Franchise Agreement, that the Franchise Agreement is modified as set forth herein, and that this Fifth Amendment constitutes a part of the Franchise Agreement. All of the terms and conditions of the Franchise Agreement not specifically modified herein shall remain in full force and effect.

4.          Governing Law.  This Fifth Amendment shall be governed by the laws of the State of California.

5.         Titles for Convenience.  Article and paragraph titles used in this Fifth Amendment are for convenience only and shall not be deemed to affect the meaning or construction of any of the terms, provisions, covenants or conditions of this Fifth Amendment.

6.         Acknowledgment.  Franchisor’s and Franchisee’s representatives do hereby acknowledge that they have carefully read this Fifth Amendment, that they have obtained or have had the opportunity to obtain, the advice of counsel in connection with entering into this Fifth Amendment, that they understand the nature of this Fifth Amendment and its consequences, and that they intend to comply herewith and be bound hereby.

7.         Counterparts.  This Fifth Amendment may be executed in multiple counterparts and with facsimile signatures, each of which shall be deemed an original, but all of which when taken together will constitute one and the same instrument.

IN WITNESS WHEREOF Franchisor and Franchisee have caused this Fifth Amendment to be executed on the date first set forth above.

FRANCHISEE:

WATERMARK REALTY, INC.
a Delaware corporation

By:	/s/	Rei Mesa
Rei Mesa
Its:		President

FRANCHISOR:

PRUDENTIAL REAL ESTATE AFFILIATES, INC.
a Delaware corporation

By:	/s/ Laurie K. Keenan
Laurie K. Keenan
Its:	President

By:	/s/ David S.Beard
David S.Beard
Its:	Vice President, Corporate Counsel
and Assistant Secretary